UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d(2))
☒	Definitive Information Statement

International Isotopes Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14c-5(g)(2) and 0-11.

International Isotopes Inc.

4137 Commerce Circle

Idaho Falls, ID 83401

+1 (208) 524-5300

NOTICE OF ACTION BY WRITTEN CONSENT OF THE HOLDERS OF THE MAJORITY VOTING POWER OF THE COMPANY’S COMMON STOCK

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

The purpose of this letter is to inform you that International Isotopes Inc. (the “Company”) intends to amend our Certificate of Formation by written consent of our shareholders to change our name to “Radnostix, Inc.” (the “Name Change”). On November 25, 2025, the holders of shares of issued and outstanding common stock of the Company as of the close of business of November 24, 2025 (the “Record Date”), which constitutes approximately 52.1% of the voting power of the Company, approved by written consent, in lieu of a meeting of the shareholders, to file a certificate of amendment (the “Certificate of Amendment”) to our Certificate of Formation to change our name to “Radnostix, Inc.” (the “Name Change”). The Company’s board of directors also approved the Name Change unanimously on October 21, 2025.

WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of a majority of shareholders satisfies any applicable shareholder voting requirement of the Texas Business Organizations Code (the “TBOC”) and our Amended and Restated By-Laws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes only and explains the Name Change that will be implemented by filing the Certificate of Amendment. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors,

By:

/s/ Shahe Bagerdjian

Shahe Bagerdjian

Chief Executive Officer

International Isotopes Inc.

4137 Commerce Circle

Idaho Falls, ID 83401

+1(208) 524-5300

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

November 26, 2025

International Isotopes Inc.

4137 Commerce Circle

Idaho Falls, ID 83401

+1 (208) 524-5300

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement (the “Information Statement”) is being furnished to the holders of shares (the “Shareholders”) of common stock, par value $0.01 per share (the “Common Stock”), of International Isotopes, Inc. (the “Company”). We are sending you this Information Statement to notify you that on November 25, 2025, shareholders holding a majority of our capital stock entitled to vote (the “Majority Shareholders”) approved by written consent in lieu of a meeting of shareholders a certificate of amendment (the “Amendment”) to the Company’s Restated Certificate of Formation (“Certificate of Formation”) to accomplish the change of the name of the Company to: Radnostix, Inc.(the “Name Change”).

The written consent of the Majority Shareholders constitutes the required approval of the Company’s Shareholders and is sufficient under the Texas Business Organizations Code (the “TBOC”) and the Certificate of Formation and Amended & Restated Bylaws to approve the Name Change. No further action is required from the remaining Shareholders. Accordingly, the Name Change is not being submitted to these other Shareholders for a vote. This Information Statement is being sent to you as required by Section 6.202(d) of the TBOC and Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14C thereunder.

THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU IN ACCORDANCE WITH THE TEXAS BUSINESS ORGANIZATIONS CODE AND FEDERAL SECURITIES LAW SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE NAME CHANGE THAT HAS BEEN APPROVED AND THAT WILL OCCUR IF THE ACTIONS ARE COMPLETED.

NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER THESE MATTERS. WE ARE NOT SOLICITING YOUR VOTE, AND YOU ARE REQUESTED NOT TO SEND A VOTE BY PROXY.

This Information Statement is being first sent to Shareholders on or about December 2, 2025. The Name Change will not become effective until at least 20 calendar days after the date this Information Statement is first mailed to Shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The date of this information statement is November 26, 2025.

This Information Statement will be mailed on or about December 2, 2025 to the stockholders of record of International Isotopes Inc., at the close of business on November 24, 2025 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

APPROVAL OF THE NAME CHANGE

On October 21, 2025, the Company’s board of directors (the “Board”) unanimously approved the Name Change. The Board set the close of business on November 24, 2025 as the “record date” for purposes of determining the number of shares of stock outstanding and the shareholders entitled to vote on the approval of the Name Change. Each share of outstanding Common Stock is entitled to one vote on matters submitted to shareholders. On the record date the Company had outstanding 528,209,538 shares of Common Stock. No other class of shares of the Company has any voting rights.

Section 6.202 of the TBOC provides that the certificate of formation of a company may authorize the shareholders of the company to take action without holding a meeting, providing notice, or taking a vote if shareholders of the company, who have at least the minimum number of votes that would be necessary to take the action at a meeting in which each shareholder entitled to vote on the action is present and votes, instead sign a written consent or consents stating the action taken. Article XII of the Certificate of Formation contains such provision permitting shareholder action by written consent of the Company’s shareholders.

Section 21.365 of the TBOC provides that as to a matter for which the affirmative vote of the holders of a specified potion of the shares of a class or series is required, the certificate of formation may provide that the affirmative vote of the holders of a specified portion, but not less than the majority, of the shares of the class or series is required for action of such holders on that matter. Article XI of the Certificate of Formation provides that any action of the corporation which is required to be authorized or approved by the holders of any specified percentage which is in excess of fifty percent of the outstanding shares of the corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon.

In order to eliminate the costs and management time involved in holding a special meeting of shareholders and to avoid the expense associated with mailing and soliciting proxies for a shareholder vote on the Name Change, the Board determined to obtain approval of shareholders by written consent. Holders of outstanding Common Stock are entitled to 528,209,538 votes. The Board authorized the Name Change if holders of a majority of the outstanding shares of capital shares entitled to vote approved the transaction.

On November 24, 2025, shareholders of record of Common Stock representing 275,232,379 votes executed the written consent approving the Name Change out of 528,209,538 votes entitled to be voted, or 52.1% of shares entitled to vote, constituting a majority of outstanding shares of Common Stock, which is the only class of shares entitled to vote.

At any time before the Company’s filing with the Secretary of State of the State of Texas of the Amendment becomes effective to effectuate the Name Change, the Board may abandon the Name Change without further action by Shareholders notwithstanding the prior authorization by written consent of the Shareholders. The form of the Amendment that would effect the Name Change is attached to this Information Statement as Appendix A.

VOTING INFORMATION

As of the Record Date of November 24, 2025, we had authorized 750,000,000 shares of Common Stock, of which 528,209,538 shares were issued and outstanding. Each share of Common Stock is entitled to one vote and there are no other shares outstanding that are entitled to vote.

A majority of votes representing 52.1% of votes cast by holders of our Common Stock have executed a written consent in favor of the action to change our name to “Radnostix, Inc.”

This consent satisfies the stockholder approval requirement for the proposed actions. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that the action contemplated herein will be effected on or about the close of business on December 22, 2025.

REASON FOR THE NAME CHANGE

Our line of business has expanded from providing radiochemicals and non-medical radioisotopes and a focus on energy-sector relate isotopes to providing a broader portfolio of radioisotope, theranostics, and related products, devices, and accessories, mainly focused on healthcare applications. Our Board decided to change our business focus because it has identified new opportunities available to us in the radiopharma and theranostics business. Our Board believes that these opportunities could enable us to achieve greater profits over the course of the next twelve months and in the long term than we would be able to achieve if we continued to carry out our current line of business.

We believe that the name “International Isotopes Inc.” no longer completely describes the business activities that we now engage in. Therefore, we believe that it is appropriate to change our corporate name to “Radnostix, Inc.,” referencing both ‘radioisotope’ and ‘theranostics’ in our name going forward.

IMPLEMENTATION OF PROPOSAL

Our Board has adopted a resolution authorizing us to amend our Certificate of Formation to change our name to “Radnostix Inc.”

The currently outstanding stock certificates evidencing shares of our Common Stock bearing the name “International Isotopes, Inc.” will continue to be valid and represent shares of our Common Stock following the Name Change. In the future, new certificates will be issued bearing our new name, but this will not affect the validity of your current stock certificates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our outstanding common stock as of November 24, 2025, by each person known by us to own beneficially more than 5% of each class, by each of our Directors and Executive Officers, and by all Directors and Executive Officers as a group.

The number of shares beneficially owned by each entity or person is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of October 21, 2025 through the exercise of any stock option or other right. For purposes of calculating each person’s or group’s percentage ownership, shares that the person or group has the right to acquire within 60 days of November 24, 2025 through the exercise of any stock option or other right are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Except as otherwise indicated, each person named in the tables below has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person.

Unless otherwise indicated, the address for all persons named below is c/o International Isotopes Inc., 4137 Commerce Circle, Idaho Falls, Idaho 83401.

Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Greater than 5% Shareholders:
Kennerman Associates Inc.(2)	236,677,253	42.3%
480 Broadway, Suite 310
Saratoga Springs, New York 12866
John M. McCormack and related parties(3)	109,725,591	20.5%
1303 Campbell Road
Houston, TX 77055
Directors and Named Executive Officers:
Robert Atcher(4)	3,000,000	*
Duke W. Fu	250,000	*
Christopher Grosso(5)	66,645,540	12.4%
Steve T. Laflin(6)	18,786,700	3.5%
Shahe Bagerdjian	9,026,999	1.7%
Matthew Cox(7)	2,808,684	*
All Directors and Executive Officers as a Group (5 persons) (8)	100,517,923	18.3%

*	Less than 1%.
(1)	Percentage beneficially owned below is based on 528,209,538 shares of our common stock outstanding on November 24, 2025.

COSTS AND MAILING

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered Shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 4137 Commerce Circle, Idaho Falls, ID 83401 or call 208-524-5300 and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

This Information Statement is provided to the Shareholders of the Company only for information purposes in connection with the Name Change, in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. Please carefully read this Information Statement.

ADDITIONAL INFORMATION

The Company is subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System.

Appendix A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF FORMATION

OF

INTERNATIONAL ISOTOPES INC.

Pursuant to the provisions of the Texas Business Organizations Code, International Isotopes Inc., a Texas for-profit corporation (the “Corporation”), hereby adopts this Certificate of Amendment (this “Certificate of Amendment”) to the Restated Certificate of Formation of the Corporation, dated as of January 21, 2010 (the “Restated Certificate”):

1. The name of the Corporation is International Isotopes Inc. The Corporation is a for-profit corporation. The file number issued to the Corporation by the Secretary of State of the State of Texas is 0137545000. The date of formation of the Corporation is November 1, 1995.

2. Article I of the Restated Certificate is hereby amended and restated as follows:

“The name of the Corporation is “Radnostix, Inc.” (the “Corporation”).”

3. The aforesaid amendment to the Restated Certificate has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the Corporation.

The undersigned signs this Certificate of Amendment subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

* * * * *

IN WITNESS WHEREOF, this Certificate of Amendment is executed on behalf of the Corporation on this ___ day of _____________, 2025.

INTERNATIONAL ISOTOPES INC. By: ______________________________ Name: Shahe Bagerdjian Title: Chief Executive Officer